77D Policies with respect to security investment



Legg Mason Partners Variable Equity Trust

Legg Mason Partners Variable
Mid Cap Core Portfolio (N4M4)

Sub-Item 77D (Revision to Investment Strategy)
Registrant incorporates by reference Registrant's Form 497
Supplement
"dated November 1, 2006 filed on November 1, 2006."
(Accession No. 000119312506220747)

Legg Mason Partners Variable Social
Awareness Portfolio (N4P6)

Sub-Item 77D (Revision to Investment Strategy)
Registrant incorporates by reference Registrant's Form 497
Supplement
"dated February 28, 2007 filed on February 28, 2007."
(Accession No. 000119312507042459)